Exhibit 10.42
EXECUTION VERSION
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of August 28, 2006, by and among PEROT SYSTEMS CORPORATION, a Delaware corporation (the "Borrower”), the LENDERS party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS
     A. The Borrower, the Lenders, the Administrative Agent, KeyBank National Association, SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, and Wachovia Bank, N.A., as Documentation Agent, are parties to an Amended and Restated Credit Agreement dated as of March 3, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.
     B. The Borrower has notified the Administrative Agent and the Lenders that the quarterly financial statements to be delivered by the Borrower pursuant to Section 5.01(b) of the Credit Agreement for the Borrower’s fiscal quarter ended June 30, 2006 (the “2Q 2006 Financials”) may indicate that the Borrower did not comply with clause (i) of the definition of “Minimum Recourse Coverage” for the period of four consecutive fiscal quarters ended on such date (the “Covenant Departure”).
     C. The Borrower has requested that the Lenders consent to the Covenant Departure and waive the requirement under Section 5.11(b) of the Credit Agreement, resulting from the Covenant Departure, for the Borrower to cause one or more Domestic Subsidiaries to become Guarantors within 10 days after delivery of the 2Q 2006 Financials.
     D. The Borrower has further requested that the Lenders agree to amend the Credit Agreement in certain respects, as more particularly set forth herein.
     E. The Lenders are willing to provide the requested consent and waiver, and to so amend the Credit Agreement, subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth herein.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders agree as follows:
     SECTION 1. Limited Waiver and Limited Consent. Subject to the terms and conditions set forth in this Amendment, and in reliance upon the representations and warranties of the Borrower made herein, the Lenders hereby consent to the Covenant Departure and waive the requirement under Section 5.11(b) of the Credit Agreement, resulting from the Covenant Departure, for the Borrower to cause one or more Domestic Subsidiaries to become Guarantors within 10 days after delivery of the 2Q 2006 Financials; provided that such consent and waiver shall apply only to the failure to comply with clause (i) of the definition of “Minimum Recourse Coverage” with respect to the period of four consecutive fiscal quarters of the Borrower ended June 30, 2006, and the resulting requirement under Section 5.11(b) for Borrower to cause one or more Domestic Subsidiaries to become Guarantors within 10 days after delivery of its financial statements for the period ended June 30, 2006. The foregoing consent and waiver is limited as described in the immediately preceding sentence, and shall not apply to any failure to comply with Sections 5.11(a) and 5.11(b) of the Credit Agreement in respect of any other period or under any other circumstance, nor to any failure to comply with any other provision of the Credit Agreement or any other Credit Document under any circumstance.
     SECTION 2. Amendments to Credit Agreement. Subject to the terms and conditions set forth in this Amendment, and in reliance upon the representations and warranties of the Borrower made herein, the Lenders and the Borrower hereby amend the Credit Agreement as follows:
     (a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by replacing “March 2, 2010” with “August 28, 2011” in the definition of “Maturity Date” therein.
     (b) Section 1.01 (Defined Terms) of the Credit Agreement is hereby further amended by adding a new definition of “First Amendment Effective Date” in the appropriate alphabetical position therein, such new definition to read as follows:
     ““First Amendment Effective Date” means August 28, 2006.”
     (c) Section 1.01 (Defined Terms) of the Credit Agreement is hereby further amended by deleting the definitions of “Applicable Rate”, “Consolidated EBIT” and “Consolidated EBITDA” therein in their entirety and replacing them with the following:
     ““Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Facility Fee Rate”, as the case may be, based upon the Debt/EBITDA Ratio applicable on such date (calculated in accordance with Section 6.08(a)), as follows:

Level:	Debt/EBITDA Ratio:	ABR Spread	Eurodollar Spread	Facility Fee Rate
IV	Greater than or equal to 2.00 to 1.00	0.250%	1.000%	0.200%
III	Less than 2.00 to 1.00, but greater than or equal to 1.50 to 1.00	0.000%	0.750%	0.150%
II	Less than 1.50 to 1.00, but greater than or equal to 1.00 to 1.00	0.000%	0.625%	0.125%
I	Less than 1.00 to 1.00	0.000%	0.500%	0.100%

On the First Amendment Effective Date and continuing through and including the day immediately preceding the first Adjustment Date occurring after the First Amendment Effective Date, the ABR Spread shall be 0.000%, the Eurodollar Spread shall be 0.500%, and the Facility Fee Rate shall be 0.100% per annum, and for each period thereafter beginning on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Rate shall be as set forth opposite the applicable Debt/EBITDA Ratio in the table above, as determined at the end of the most recently ended fiscal quarter prior to the applicable Adjustment Date in accordance with the definition of “Adjustment Date”; provided, however, that if the Borrower fails to furnish to the Administrative Agent the financial statements of the Borrower and related certificate of a Financial Officer of the Borrower with respect to any fiscal quarter within the time periods specified in Section 5.01(a) or 5.01(b), as applicable, then the Applicable Rate prescribed in Level IV above shall apply as of the date such financial statements were required to be delivered until the day immediately preceding the date such financial statements and compliance certificate are so delivered.
Notwithstanding the foregoing, if either S&P or Moody’s have at any time after the Effective Date established ratings with respect to Index Debt of the Borrower, the “Applicable Rate” shall instead at all times thereafter be equal to the applicable percentage rate per annum set forth on the table below, based upon the ratings by S&P and Moody’s, respectively, applicable at such time to the Index Debt:

Index Debt Rating:	Index Debt Rating:
S&P	Moody’s	ABR Spread	Eurodollar Spread	Facility Fee Rate
Greater than or equal to A-	Greater than or equal to A3	0.000%	0.300%	0.070%
BBB+	Baa1	0.000%	0.400%	0.080%
BBB	Baa2	0.000%	0.500%	0.100%
BBB-	Baa3	0.000%	0.625%	0.125%
less than BBB-	less than Baa3	0.000%	0.875%	0.175%
provided, however, that if at any time the Facility Usage is greater than 50% of the aggregate amount of the Lender’s Commitments at such time, then the Applicable Margin with respect to Eurodollar Loans determined with reference to the table above will be increased 0.125%.

For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating as set forth in the bottom row of the table above; (b) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different categories, the Applicable Margin shall be based on the higher of the two ratings unless one of the two ratings is two or more categories lower than the other, in which case the Applicable Rate shall be determined by reference to the category next above that of the lower of the two ratings; and (c) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the definition of “Applicable Rate” to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.”
““Consolidated EBIT” means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of: (a) Consolidated Net Income, plus (b) charges against income for foreign, federal, state, and local taxes, to the extent deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense, plus (d) extraordinary or non-recurring non-cash losses to the extent deducted in computing Consolidated Net Income, plus (e) non-cash stock compensation expense recorded in accordance with FASB Statement 123R, which the Borrower adopted as of January 1, 2006, to the extent deducted in computing Consolidated Net Income, minus (f) extraordinary or non-recurring non-cash gains to the extent included in computing Consolidated Net Income, calculated on a rolling four-quarter basis for covenant compliance purposes.”
““Consolidated EBITDA” means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of: (a) Consolidated Net Income, plus (b) charges against income for foreign, federal, state, and local taxes, to the extent deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense, plus (d) depreciation expense, to the extent deducted in computing Consolidated Net Income, plus (e) amortization expense, including, without limitation, amortization of goodwill, other intangible assets and Transaction Expenses, to the extent deducted in computing Consolidated Net Income, plus (f) extraordinary or non-recurring non-cash losses to the extent deducted in computing Consolidated Net Income, plus (g) non-cash stock compensation expense recorded in accordance with FASB Statement 123R, which the Borrower adopted as of

January 1, 2006, to the extent deducted in computing Consolidated Net Income, minus (h) extraordinary or non-recurring non-cash gains to the extent included in computing Consolidated Net Income, calculated on a rolling four-quarter basis for covenant compliance purposes.”
No term, covenant or provision of the Credit Agreement or any other Credit Document is intended to be amended hereby except to the extent specifically set forth above in this Section 1.
     SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date first set forth above when and if each of the conditions set forth in this Section 3 shall have been satisfied:
     (a) Amendment. This Amendment shall have been duly executed and delivered by the Borrower, each Guarantor, the Administrative Agent and each Lender.
     (b) Board Resolutions. The Administrative Agent shall have received a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of (i) this Amendment and the Credit Agreement as amended hereby and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Borrower as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Borrower as to the incumbency and signature of the officers of the Borrower executing such Credit Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.
     (c) Organization. The Administrative Agent shall have received (i) a copy of the Certificate of Incorporation of the Borrower certified as of a recent date by the Secretary of State of the State of Delaware and (ii) a copy of the bylaws of the Borrower certified by the Secretary or Assistant Secretary thereof; provided that in lieu of providing such Certificate of Incorporation and bylaws, such Secretary or Assistant Secretary may certify that there have been no amendments or other modifications thereto on or after the Effective Date.
     (d) Officer’s Certificate. The Administrative Agent shall have received an executed certificate of an officer of the Borrower, satisfactory in form and substance to the Administrative Agent, certifying that (i) the representations and warranties contained herein, in the Credit Agreement and in the other Credit Documents to which the Borrower is a party are true and correct in all respects on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific earlier date (in which case such representation or warranty was true and correct in all respects on and as of such earlier date); (ii) the Borrower is in compliance with all of the terms and provisions set forth herein, in the Credit Agreement and in the other Credit Documents to which it is a party; (iii) no Default or Event of Default has occurred and is continuing, and no material adverse change has occurred since the Effective Date in the business, assets, liabilities, operations or condition, financial or otherwise, of the Borrower or the Borrower’s subsidiaries; and (iv) the Borrower is, both before and after giving effect to the transactions contemplated by this Amendment, Solvent.
     (e) Absence of Default. No Default or Event of Default shall have occurred and be continuing, and no material adverse change shall have occurred since the Effective Date in the business, assets, liabilities, operations or condition, financial or otherwise, of the Borrower or the Borrower’s subsidiaries.
     (f) Legal Restraints/Litigation. As of the date hereof, there shall be no: (i) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Borrower or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Amendment, the Credit Agreement as amended hereby or the other Credit Documents; (ii) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Amendment, the Credit Agreement as amended hereby or the other Credit Documents; or (iii) suit, action, investigation or proceeding (judicial or administrative) pending against the Borrower or its assets, which, if adversely determined, could have a material adverse effect on the business, assets, liabilities, operations or condition, financial or otherwise, of the Borrower or the Borrower’s subsidiaries.
     (g) Fees. The Borrower shall have paid (i) to the Administrative Agent, for its own account or for that of the Lenders, as applicable, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent and (ii) to counsel to the Administrative Agent, its fees, charges, and expenses to the extent reflected in a statement of such counsel rendered to the Borrower on or prior to the date hereof.
     SECTION 4. Representations and Warranties. As a material inducement to the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows (in each case after giving effect to this Amendment):
     (a) Authorization; Enforceability. Execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (b) Representations and Warranties The representations and warranties of the Borrower and its Subsidiaries set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of execution and delivery of this Amendment (other than representations and warranties that by the specific terms thereof apply only as of an earlier date, which representations and warranties shall be true and correct on and as of such earlier date).
     (c) No Default or Event of Default. On and as of the date of execution and delivery of this Amendment by the parties hereto, and immediately after giving effect thereto, no Default or Event of Default has occurred or is continuing.
     SECTION 5. Miscellaneous.
     (a) Ratification and Confirmation. The terms, provisions, conditions and covenants of the Credit Agreement, as amended by the amendments expressly set forth above, and the other

Credit Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or, except as expressly set forth herein, amendment of any term, provision, condition or covenant thereof.
     (b) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     (c) APPLICABLE LAW. THE LAWS OF THE STATE OF TEXAS (OTHER THAN CONFLICT-OF-LAW PROVISIONS THEREOF) SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION THEREOF.
     (d) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of this Amendment may be made by facsimile or electronic transmission of a duly executed counterpart copy hereof.
     (e) Affirmation of Obligations. Notwithstanding that such consent is not required under the Guaranty Agreement, each of the Guarantors consents to the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby. As a material inducement to the undersigned Lenders to enter into this Amendment, each of the Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and (ii) agrees that the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.
     (f) FINAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED HEREBY AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of this page blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PEROT SYSTEMS CORPORATION

By:	/s/ Russell Freeman

Name: Russell Freeman
Title: Vice President & CFO

By:	/s/ Elizabeth Whitmer

Name: Elizabeth Whitmer
Title: Treasurer

JPMORGAN CHASE BANK, as Administrative Agent and as a Lender

By:	/s/ Mae Reeves

Name: Mae Reeves
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:

Name:
Title:

SUNTRUST BANK, as a Lender

By:	/s/ Daniel S. Komitor

Name: Daniel S. Komitor
Title: Director
Signature Page to First Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Zach Johnson

Name: Zach Johnson
Title: Senior Vice President

WACHOVIA BANK, N.A., as a Lender

By:	/s/ Julia Harman

Name: Julia Harman
Title: Vice President

COMERICA BANK, as a Lender

By:	/s/ Mark B. Grover

Name: Mark B. Grover
Title: First Vice President

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Melinda N. Jackson

Name: Melinda N. Jackson
Title: Senior Vice President

BANK OF TEXAS, N.A., as a Lender

By:	/s/ Ryan Suchala

Name: Ryan Suchala
Title: Vice President
Signature Page to First Amendment to Amended and Restated Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ D. Barnell

Name: D. Barnell
Title: VP & Manager

BANK HAPOALIM B.M., as a Lender

By:	/s/ Helen H. Gateson

Name: Helen H. Gateson
Title: Vice President

By:	/s/ Charles McLaughlin

Name: Charles McLaughlin
Title: Senior Vice President

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Bertram H. Tang

Name: Bertram H. Tang
Title: Senior Vice President & Team Leader
Signature Page to First Amendment to Amended and Restated Credit Agreement

SUBSIDIARY GUARANTORS (for purposes of Section 5(e) hereof):

PEROT SYSTEMS HEALTHCARE SERVICES, LLC

By:	/s/ Rex C. Mills
Name: Rex C. Mills
Title: Assistant Secretary

PS CONNECTICUT, LLC

By:	/s/ Thomas D. Williams
Name: Thomas D. Williams
Title: Vice President

ADVANCED RECEIVABLES STRATEGY, INC.

By:	/s/ Thomas D. Williams
Name: Thomas D. Williams
Title: Vice President

PEROT SYSTEMS GOVERNMENT SERVICES, INC.

By:	Charles N. Bell
Name: Charles N. Bell
Title: Assistant Secretary
Signature Page to First Amendment to Amended and Restated Credit Agreement